Exhibit 99.8


  (Text of graph posted to Ashland Inc.'s website concerning Valvoline's revenue)


                  Valvoline Revenue Monthly ($, millions)

                    2000        2001         2002        2003
                    ----        ----         ----        ----

January             87.7        83.5         94.0        96.5
February            95.5        78.0         86.2        93.4
March              102.8       105.1         92.4       111.0
April               82.2        82.5        107.7
May                 92.2       102.7        104.0
June                89.1        90.3         92.8
July                85.9        97.8        107.8
August             103.0       101.1        108.3
September          100.0       110.1        104.2
October             86.2        91.2        100.3
November            79.5        87.8         88.2
December            75.7        75.7         92.8






   Valvoline Revenue 12 Month Rolling Average ($, millions)


                    2000        2001        2002         2003
                    ----        ----        ----         ----
January             89.5        89.6        93.0         98.4
February            90.6        88.2        93.7         99.0
March               91.6        88.4        92.7        100.6
April               90.1        88.4        94.8
May                 90.1        89.3        94.9
June                89.4        89.4        95.1
July                88.9        90.4        95.9
August              89.5        90.2        96.5
September           89.7        91.0        96.0
October             90.1        91.5        96.8
November            90.2        92.2        96.8
December            90.0        92.2        98.2